EXHIBIT 23.1

MOORE STEPHENS
ELLIS FOSTER LTD.
              CHARTERED ACCOUNTANTS

1650 West 1st Avenue
Vancouver, BC Canada V6J 1G1
Telephone: (604) 737-8117 Facsimile: (604) 714-5916
Website: www.ellisfoster.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion of our Report of Independent Registered Public Accounting Firm dated January 14, 2005 on the balance sheets of Red Sky Resources Inc. (the "Company") for the years ended December 31, 2004 and 2003 and the related statements of operations, cash flows and stockholders’ equity (Deficit) for each of the years ended December 31, 2004 and 2003 and for the period from October 14, 2001 (Inception) to December 31, 2004 in the Company’s Registration Statement on Form SB–2 (Amendment No. 1) to be filed with the United States Securities and Exchange Commission in respect of the registration of 681,500 shares of the Company's common stock.

In addition, we consent to the reference to us under the heading “Experts” in the Registration Statement.

/S/ MOORE STEPHENS ELLIS FOSTER LTD.

MOORE STEPHENS ELLIS FOSTER LTD.
CHARTERED ACCOUNTANTS

Vancouver, Canada

March 9, 2005

MSEFA partnership of incorporated professionals
              An independently owned and operated member of Moore Stephens North America Inc., a member of Moore Stephens International Limited
              - members in principal cities throughout the world